SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 3/31/2005
FILE NUMBER 811-3826
SERIES NO.: 6

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                     13,342
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                      3,830
              Class C                      1,204
              Class K                        555
              Investor Class              38,202
              Institutional Class              1

74V.     1.   Net asset value per share (to nearest cent)
              Class A                    $ 23.59
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                    $ 23.04
              Class C                    $ 22.43
              Class K                    $ 23.06
              Investor Class             $ 23.37
              Institutional Class        $ 24.44